Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Year-End 2008 Earnings; Total Managed Assets Increase to Record $407 Billion

•	Money market assets increase 50 percent to $355.7 billion during 2008

•	2008 earnings increase 3 percent over 2007

•	Board declares quarterly dividend of $0.24 per share

(PITTSBURGH, Pa., January 22, 2009) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share (EPS) of $0.54 for the quarter ended Dec. 31, 2008 compared to $0.52 for the same quarter last year. Net income was $54.3 million for Q4 2008 compared to $52.7 million for Q4 2007. Results for the fourth quarter of 2008 included a favorable impact of $2.6 million or $0.03 per share due to lower deferred tax expense.

For the year ended Dec. 31, 2008, Federated reported EPS from continuing operations of $2.20 compared to $2.12 for 2007, an increase of 4 percent. For the year ended Dec. 31, 2008, income from continuing operations was $221.5 million compared to $217.5 million for 2007, an increase of 2 percent.

Federated’s total managed assets reached a record $407.3 billion at Dec. 31, 2008, up $105.7 billion or 35 percent from $301.6 billion at Dec. 31, 2007 and up $63.3 billion or 18 percent from $344.0 billion reported at Sept. 30, 2008. Asset growth for 2008 was driven by a $119.1 billion increase in money market assets. Average managed assets for Q4 2008 were $369.8 billion, up $79.7 billion or 27 percent from $290.1 billion reported for Q4 2007 and up $34.7 billion or 10 percent from $335.1 billion reported for Q3 2008.

“As investors sought haven from unprecedented market conditions, demand for our money market funds and fixed-income investments during 2008 enabled Federated to reach record highs in managed assets,” said J. Christopher Donahue, president and chief executive officer. “In addition, Federated completed two acquisitions expanding our investment expertise and product offerings with the addition of the Federated Prudent Bear and Federated Prudent Global Income funds for alternative asset management and Federated Clover Investment Advisors for value equity management.”

Federated’s board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on Feb. 13, 2009 to shareholders of record as of Feb. 6, 2009. During Q4 2008, Federated purchased 86,700 shares of Federated class B common stock for $1.3 million. For 2008, the company purchased 1,297,720 shares of Federated class B common stock for $42.1 million.

Money market assets in both funds and separate accounts were $355.7 billion at Dec. 31, 2008, up $119.1 billion or 50 percent from $236.6 billion at Dec. 31, 2007 and up $67.9 billion or 24 percent from $287.8 billion at Sept. 30, 2008. Money market mutual fund assets were $327.3 billion at year end, up $112.3 billion or 52 percent from $215.0 billion at Dec. 31, 2007 and up $68.1 billion or 26 percent from $259.2 billion at Sept. 30, 2008.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q4 and Year-End 2008 Earnings	Page 2 of 9

Federated’s fixed-income assets were $25.0 billion at Dec. 31, 2008, up $2.2 billion or 10 percent from $22.8 billion at Dec. 31, 2007 and up $0.5 billion or 2 percent from $24.5 billion at Sept. 30, 2008. Federated had net inflows of $1.4 billion into its bond funds during 2008.

Federated’s equity assets were $26.7 billion at Dec. 31, 2008, down $15.5 billion or 37 percent from $42.2 billion at Dec. 31, 2007 and down $5.0 billion or 16 percent from $31.7 billion at Sept. 30, 2008 primarily due to market conditions and to, a lesser extent, net outflows.

Financial Summary

Q4 2008 vs. Q4 2007

For Q4 2008, revenue increased to $301.8 million compared to $300.3 million for the same quarter last year. An increase in revenue of $60.5 million from higher average money market managed assets was partially offset by a $49.9 million decrease from lower average equity managed assets, a $3.1 million decrease due to a change in the mix of average fixed-income managed assets and a $5.6 million increase in voluntary fee waivers for competitive reasons, which included $3.4 million in fee waivers on certain money market funds in order to maintain zero to positive net yields. The increase in fee waivers was offset by a related reduction in marketing and distribution expenses of $1.9 million such that the net impact on operating income was a decrease of $1.5 million.

Fee waivers to produce positive or zero net yields are expected to increase and these increases could be significant. The specific level of these waivers will be determined by a variety of factors including market yield levels for money market investments, asset levels within money market funds, changes in the mix of money market assets by type of fund, changes in the expense levels of money market funds, and the willingness of the fund adviser to sustain these waivers.

For Q4 2008, Federated derived 69 percent of its revenue from money market assets, 21 percent from equity assets, 9 percent from fixed-income assets and 1 percent from other products and services.

Operating expenses for Q4 2008 increased $2.0 million or 1 percent to $216.0 million compared to $214.0 million for Q4 2007. The increase in operating expenses was attributable to higher marketing and distribution expenses of $19.4 million primarily from higher average money market managed assets. The increase was partially offset by a decrease of $15 million in compensation and related expenses since, in Q4 2007, Federated incurred a $15 million expense related to new employment agreements with certain Federated Kaufmann employees.

Nonoperating expenses for Q4 2008 increased $2.6 million to $3.2 million compared to $0.6 million for Q4 2007 primarily due to an increase in recourse debt expense and a decrease in investment income due to lower average investment balances and yields.

Federated Reports Q4 and Year-End 2008 Earnings	Page 3 of 9

Q4 2008 vs. Q3 2008

Compared to the prior quarter, revenue decreased by $4.1 million or 1 percent. The revenue decrease was primarily due to a $28.4 million decrease from lower average equity managed assets and a $3.8 million increase in voluntary fee waivers for competitive reasons, which included $3.4 million in fee waivers on certain money market funds in order to maintain zero to positive net yields. The increase in fee waivers is offset by a related reduction in marketing and distribution expense of $2.0 million such that the net impact on operating income is a decrease of $1.4 million. The decreases in revenue were partially offset by a $29.2 million increase in revenue from higher average money market managed assets.

Compared to Q3 2008, operating expenses increased by $3.4 million or 2 percent. The increase in operating expenses was attributable to higher marketing and distribution expenses of $8.8 million primarily from higher average money market managed assets. The increase was partially offset by a $4.3 million decrease in compensation and related expenses from Q3 2008 primarily due to lower incentive pay.

Nonoperating expenses increased $1.9 million compared to the prior quarter due mainly to a decrease in investment income from lower average investment balances and an increase in recourse debt expense.

2008 vs. 2007

Revenue for 2008 increased $96.0 million or 9 percent to $1.2 billion compared to $1.1 billion for the same period last year. An increase in revenue of $198.3 million from higher average money market managed assets was partially offset by an $83.5 million decrease from lower average equity managed assets, a $4.6 million decrease due to a change in the mix of average fixed-income managed assets and an $11.0 million increase in voluntary fee waivers for competitive reasons, which included $3.6 million in fee waivers on certain money market funds in order to maintain zero to positive net yields. The increase in fee waivers was offset by a related reduction in marketing and distribution expenses of $1.9 million such that the net impact on operating income was a decrease of $1.7 million. For 2008, Federated derived 61 percent of its revenue from money market assets, 29 percent from equity assets, 9 percent from fixed-income assets and 1 percent from other products and services.

Operating expenses for 2008 increased $92.0 million or 12 percent to $862.5 million compared to $770.5 million for the same period last year. The increase in operating expenses was attributable to an $85.9 million increase in marketing and distribution expenses related primarily to increased average money market managed assets.

Nonoperating expenses for 2008 decreased slightly compared to 2007. Nonoperating expenses in 2008 were impacted by lower non-recourse debt expense offset by higher recourse debt expense.

The Q4 2008 results included a favorable impact of $2.6 million or $0.03 per share primarily due to adjustments to deferred tax liabilities following the full amortization of certain deferred sales commissions.

Federated’s level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others can impact Federated’s activity levels and financial results significantly including asset levels, product sales and redemptions, market

Federated Reports Q4 and Year-End 2008 Earnings	Page 4 of 9

appreciation or depreciation, revenues, fee waivers, expenses and earnings. Risk factors and uncertainties that can influence Federated’s financial results are discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission.

Federated will host an earnings conference call at 9 a.m. Eastern on Jan. 23, 2009. Investors are invited to listen to Federated’s earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until Jan. 30, 2009 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 308797.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $407.3 billion in assets as of Dec. 31, 2008. With 158 mutual funds and a variety of separately managed account options, Federated provides comprehensive investment management to nearly 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 8 percent of equity fund managers and the top 8 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.

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1 Strategic Insight, Nov. 30, 2008. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the Company, asset flows, and asset and revenue levels, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain asset flows, and asset and revenue levels, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Year-End 2008 Earnings	Page 5 of 9

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended Dec. 31,		% Change Q4 2007 to Q4 2008	Quarter Ended Sept. 30, 2008	% Change Q3 2008 to Q4 2008
	2008	2007
Revenue
Investment advisory fees, net	$187,684	$195,002	(4)%	$194,653	(4)%
Administrative service fees, net	61,669	47,541	30	54,369	13
Other service fees, net	50,889	56,480	(10)	56,007	(9)
Other, net	1,526	1,269	20	884	73

Total Revenue	301,768	300,292	0	305,913	(1)

Operating Expenses
Compensation and related	56,219	71,212	(21)	60,482	(7)
General and administrative
Marketing and distribution	115,518	96,078	20	106,742	8
Professional service fees	9,945	8,788	13	10,259	(3)
Office and occupancy	6,276	5,895	6	5,619	12
Systems and communications	5,721	5,943	(4)	5,996	(5)
Travel and related	3,883	3,519	10	3,228	20
Advertising and promotional	3,323	3,688	(10)	3,787	(12)
Other	4,958	3,231	53	4,409	12

Total general and administrative	149,624	127,142	18	140,040	7
Amortization of deferred sales commissions	5,453	10,826	(50)	7,762	(30)
Amortization of intangible assets	4,715	4,814	(2)	4,369	8

Total Operating Expenses	216,011	213,994	1	212,653	2

Operating Income	85,757	86,298	(1)	93,260	(8)

Nonoperating Income (Expenses)
Investment (loss) income, net	(1,115)	704	(258)	190	(687)
Debt expense––recourse	(1,464)	(97)	1,409	(757)	93
Debt expense––nonrecourse	(518)	(1,039)	(50)	(622)	(17)
Other, net	(100)	(217)	(54)	(152)	(34)

Total Nonoperating Expenses, net	(3,197)	(649)	393	(1,341)	138

Minority interest	1,256	1,519	(17)	2,455	(49)

Income before income taxes	81,304	84,130	(3)	89,464	(9)
Income tax provision	27,041	31,426	(14)	33,253	(19)

Net Income	$54,263	$52,704	3%	$56,211	(3)%

Earnings Per Share
Net income per share – Basic	$0.54	$0.53	2%	$0.57	(5)%
Net income per share – Diluted	0.54	0.52	4	0.56	(4)

Weighted-average shares outstanding
Basic	99,891	99,764		99,367
Diluted	100,332	101,653		100,442

Dividends declared per share	$0.24	$0.21		$3.00

Federated Reports Q4 and Year-End 2008 Earnings	Page 6 of 9

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Year Ended Dec. 31,		% Change
	2008	2007
Revenue
Investment advisory fees, net	$775,381	$726,459	7%
Administrative service fees, net	222,053	171,847	29
Other service fees, net	221,327	223,761	(1)
Other, net	4,919	5,577	(12)

Total Revenue	1,223,680	1,127,644	9

Operating Expenses
Compensation and related	237,186	229,088	4
General and administrative
Marketing and distribution	440,317	354,407	24
Professional service fees	40,301	33,262	21
Office and occupancy	24,342	22,069	10
Systems and communications	23,648	23,409	1
Advertising and promotional	14,819	14,391	3
Travel and related	14,048	12,852	9
Other	18,080	14,815	22

Total general and administrative	575,555	475,205	21
Amortization of deferred sales commissions	31,376	46,456	(32)
Amortization of intangible assets	18,388	19,702	(7)

Total Operating Expenses	862,505	770,451	12

Operating Income	361,175	357,193	1

Nonoperating Income (Expenses)
Investment income, net	1,250	1,379	(9)
Debt expense––recourse	(2,425)	(371)	554
Debt expense––nonrecourse	(2,750)	(5,101)	(46)
Other, net	(457)	(657)	(30)

Total Nonoperating Expenses, net	(4,382)	(4,750)	(8)

Minority interest	7,116	5,765	23

Income before income taxes	349,677	346,678	1
Income tax provision	128,168	129,207	(1)

Income from continuing operations	221,509	217,471	2

Discontinued operations, net of tax	2,808	—	—

Net Income	$224,317	$217,471	3%

Earnings Per Share—Basic
Income from continuing operations	$2.22	$2.16	3%
Income from discontinued operations	0.03	—	—

Net Income	$2.25	$2.16	4%

Earnings Per Share—Diluted
Income from continuing operations	$2.20	$2.12	4%
Income from discontinued operations	0.03	—	—

Net Income*	$2.22	$2.12	5%

Weighted-average shares outstanding
Basic	99,605	100,855

Diluted	100,855	102,606

Dividends declared per share	$3.69	$0.81

*	May not sum due to rounding.

Federated Reports Q4 and Year-End 2008 Earnings	Page 7 of 9

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Dec. 31,	Dec. 31,
	2008	2007
Assets
Cash and other short-term investments	$58,647	$146,271
Other current assets	58,185	60,020
Deferred sales commissions, net	30,261	64,227
Intangible assets, net and goodwill	657,321	534,603
Other long-term assets	42,196	35,850

Total Assets	$846,610	$840,971

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$222,484	$164,571
Long-term debt—recourse	126,000	71
Long-term debt—nonrecourse	30,497	62,701
Other long-term liabilities and minority interest	44,255	39,613
Shareholders’ equity excluding treasury stock	1,227,855	1,367,963
Treasury stock	(804,481)	(793,948)

Total Liabilities, Minority Interest and Shareholders’ Equity	$846,610	$840,971

Federated Reports Q4 and Year-End 2008 Earnings	Page 8 of 9

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended			Year Ended Dec. 31,
	Dec. 31, 2008	Dec. 31, 2007	Sept. 30, 2008	2008	2007
Equity Funds
Beginning assets	$21,583	$30,095	$25,569	$29,145	$28,666

Sales	1,031	1,328	1,060	5,040	5,468
Redemptions	(1,752)	(1,992)	(2,031)	(7,205)	(7,763)

Net redemptions	(721)	(664)	(971)	(2,165)	(2,295)
Net exchanges	(103)	(34)	(68)	(266)	(86)
Acquisition related	1,149	0	0	1,191	366
Other[1]	(4,346)	(252)	(2,947)	(10,343)	2,494

Ending assets	$17,562	$29,145	$21,583	$17,562	$29,145

Fixed-Income Funds
Beginning assets	$19,136	$17,775	$19,065	$17,943	$18,113

Sales	2,172	1,240	2,354	8,681	4,911
Redemptions	(2,331)	(1,312)	(1,826)	(7,242)	(5,651)

Net (redemptions) sales	(159)	(72)	528	1,439	(740)
Net exchanges	13	15	26	92	6
Acquisition related	658	0	0	658	0
Other[1]	(327)	225	(483)	(811)	564

Ending assets	$19,321	$17,943	$19,136	$19,321	$17,943

1	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Changes in Equity and Fixed-Income Separate Account Assets*

(in millions)

	Quarter Ended			Year Ended Dec. 31,
	Dec. 31, 2008	Dec. 31, 2007	Sept. 30, 2008	2008	2007
Equity Separate Accounts
Beginning assets	$10,068	$13,422	$11,712	$13,017	$12,228

Net customer flows**	(754)	(200)	(426)	(1,375)	96
Acquisition related	1,537	0	0	1,537	0
Other**	(1,752)	(205)	(1,218)	(4,080)	693

Ending assets	$9,099	$13,017	$10,068	$9,099	$13,017

Fixed-Income Separate Accounts
Beginning assets	$5,379	$4,977	$6,007	$4,881	$4,789

Net customer flows**	(25)	(210)	(372)	738	(290)
Acquisition related	444	0	0	444	0
Other**	(128)	114	(256)	(393)	382

Ending assets	$5,670	$4,881	$5,379	$5,670	$4,881

*	Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products.
**	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Other. Other includes the approximate effect of changes in the market value of securities held in the portfolios, reinvested dividends and distributions and net investment income.

Federated Reports Q4 and Year-End 2008 Earnings	Page 9 of 9

(in millions)

MANAGED ASSETS	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
By Asset Class
Equity	$26,661	$31,651	$37,281	$37,518	$42,162
Fixed-income	24,991	24,515	25,072	23,416	22,824
Money market	355,658	287,836	271,131	277,527	236,630

Total Managed Assets	$407,310	$344,002	$333,484	$338,461	$301,616

By Market*
Wealth Management & Trust	$233,444	$173,284	$162,991	$162,865	$143,881
Broker/Dealer	121,073	120,014	116,840	119,268	114,854
Global Institutional	41,453	37,374	40,408	43,976	30,830
Other	11,340	13,330	13,245	12,352	12,051

Total Managed Assets	$407,310	$344,002	$333,484	$338,461	$301,616

By Product Type
Mutual Funds:
Equity	$17,562	$21,583	$25,569	$25,880	$29,145
Fixed-income	19,321	19,136	19,065	18,339	17,943
Money market	327,267	259,172	240,646	242,280	215,003

Total Fund Assets	$364,150	$299,891	$285,280	$286,499	$262,091

Separate Accounts:
Equity	$9,099	$10,068	$11,712	$11,638	$13,017
Fixed-income	5,670	5,379	6,007	5,077	4,881
Money market	28,391	28,664	30,485	35,247	21,627

Total Separate Accounts	$43,160	$44,111	$48,204	$51,962	$39,525

Total Managed Assets	$407,310	$344,002	$333,484	$338,461	$301,616

AVERAGE MANAGED ASSETS	Quarter Ended
	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
By Asset Class
Equity	$24,870	$35,136	$38,974	$38,471	$42,890
Fixed-income	24,196	25,087	24,525	23,220	22,969
Money market	320,684	274,840	279,776	260,306	224,285

Total Avg. Assets	$369,750	$335,063	$343,275	$321,997	$290,144

By Product Type
Mutual Funds:
Equity	$16,904	$24,180	$26,762	$26,696	$29,741
Fixed-income	18,674	19,347	18,672	18,186	17,893
Money market	293,428	245,304	246,868	231,719	203,957

Total Avg. Fund Assets	$329,006	$288,831	$292,302	$276,601	$251,591

Separate Accounts:
Equity	$7,966	$10,956	$12,212	$11,775	$13,149
Fixed-income	5,522	5,740	5,853	5,034	5,076
Money market	27,256	29,536	32,908	28,587	20,328

Total Avg. Separate Accts.	$40,744	$46,232	$50,973	$45,396	$38,553

Total Avg. Assets	$369,750	$335,063	$343,275	$321,997	$290,144

ADMINISTERED ASSETS	Quarter Ended
	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Period End	$8,373	$8,723	$8,886	$9,921	$9,565
Average	$9,142	$8,889	$9,781	$9,694	$16,125

*	Federated’s market definitions changed as of April 1, 2008. The insurance channel had been included in the Broker/Dealer market and is now included in the Global Institutional market. Previous periods were adjusted to reflect the change.